Exhibit 99.1

BioAmber Reports Third Quarter 2013 Financial Results

Minneapolis, MN, November 7th, 2013. BioAmber Inc. (NYSE and EURONEXT Paris: BIOA), an industrial biotechnology company producing renewable chemicals, today announced its financial results for the three months ended September 30, 2013. Highlights included:

•	Progressed well on its planned 30,000 MT bio-succinic acid plant in Sarnia, Ontario, which remains on track for mechanical completion in the fourth quarter of 2014

•	Achieved the final development milestone for the yeast licensed exclusively from Cargill

•	Sold $866,000 of bio-succinic acid in Q3 2013, a 83% increase over Q3 2012

•	Generated a gross margin of 24% on bio-succinic acid product sales in Q3 2013

•	Reduced monthly operating cash burn to $1.68M in Q3 2013, 17% lower than Q2 2013

“We have assembled a strong in-house team in Sarnia that is supported by quality engineering firms. Together we made good progress in the third quarter and Sarnia construction is on track,” said Jean-Francois Huc, President and Chief Executive Officer of BioAmber. “We also met the final milestone for the yeast we developed with Cargill, signaling that its performance meets our commercial targets. We continue to progress in our commercial development, with product sales growth, the addition of several new customers and a positive gross margin in the third quarter. We also lowered operating expenses, with a 17% reduction relative to Q2 2013 and a 28% reduction relative to Q1 2013. We plan to continue managing our costs diligently so that we can become a profitable company as soon as possible after Sarnia begins to ramp up,” Mr. Huc added.

Business Highlights

•	The Company has engaged AMEC Americas Ltd., which is providing detailed engineering and procurement services, and Alberici Constructors, Ltd., which is providing construction management services

•	The Company has started foundation work on the Sarnia construction site

•	The Company has ordered over 70% of the total dollar value of equipment needed for the plant, including 100% of the long-lead time equipment

•	The regulatory review by Canadian authorities is complete and the Company can use its yeast technology in the Sarnia plant for the commercial manufacture of succinic acid

1	Page

•	The Company signed on 7 new customers in Q3 2013, for a total of 16 new customers in 2013

•	The Company exercised its option to extend its access to the large-scale demonstration facility in Pomacle, France from July to December 2014

Financial Highlights

Cash

The Company had cash and cash equivalents on hand of $95.6 million as of September 30, 2013.

Revenue

Revenue increased to $866,000 in the three months ended September 30, 2013 from $473,000 for the same period in 2012, an increase of 83%. The increase in revenue resulted from an increase in the volume of bio-succinic acid sold to existing and new customers.

Gross Profit

Gross profit increased to $211,000 in the three months ended September 30, 2013 from a loss of $111,000 in the same period in 2012.

Operating Expenses

Research and development expense decreased to $2.8 million in the three months ended September 30, 2013 from $4.8 million for the same period in 2012, due primarily to the completion of the initial development program for the yeast.

Selling and marketing expense decreased to $1.1 million in the three months ended September 30, 2013 from $1.2 million for the same period in 2012.

General and administrative expense decreased to $2.3 million in the three months ended September 30, 2013 from $4.7 million for the same period in 2012, primarily due to the $3.1 million of financing costs associated with the write off of 2012 deferred IPO costs. The decrease was partially offset by an increase in professional and insurance fees related to operating as a public company.

Other Financial Items

The Company recorded a net loss of $9.0 million, or $0.48 per share, for the three months ended September 30, 2013, compared to $11.6 million, or $1.12 per share, for the three months ended September 30, 2012.

In addition, during the three months ended September 30, 2013, the Company incurred a $2.0 million non-cash loss related to changes in the fair market value of the warrants issued in the initial public offering. The warrants will be revalued in each reporting period resulting in a non-cash amount being recorded in the statement of operations while the warrants remain outstanding.

2	Page

The Operating Expenses Adjusted for Non-Cash Items for the three months ended September 30, 2013 was $5.0 million, compared to an Operating Expenses Adjusted for Non-Cash Items of $6.1 million and $7.0 million, for three months ended June 30, 2013 and March 31, 2013, respectively. The decrease was primarily driven by the completion of yeast development and scale up work, a shift from outsourced research and consulting expenses to in-house research activities, and a reduction in general and administrative payroll expenses, partially offset by higher professional and insurance fees associated with being a public company. The Operating Expenses Adjusted for Non-Cash Items is a non-GAAP financial metric that excludes the non-cash items from the operating expenses presented in our Consolidated Statements of Operations. Please refer to Annex A: “Non-GAAP Financial Information—Operating Expenses Adjusted for Non-Cash Items” for more information regarding this non-GAAP financial metric.

The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended September 30, 2013 was $6.8 million, or $0.37 per share, compared to an Adjusted Net Loss Attributable to BioAmber Inc. Shareholders of $8.5 million, or $0.82 per share, for the three months ended September 30, 2012. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP financial metric that excludes, for the three months ended September 30, 2013, the impact of the change in fair value of the warrants issued in connection with the IPO and excludes, for the three months ended September 30, 2012, the impact of the financing costs associated with writing-off 2012 deferred IPO costs. Please refer to Annex A: “Non-GAAP Financial Information—Adjusted Net Loss Attributable to BioAmber Inc. Shareholders” for more information regarding this non-GAAP financial metric.

Webcast and Conference Call Information

BioAmber will discuss these results on a live audio webcast, which will be available on the Internet to investors, members of the news media and the general public at 4:30 p.m. EST (1:30 p.m. PST) on November 7, 2013. To access the webcast of the conference call, go to the Company’s website, www.bio-amber.com. Audio of the teleconference is also available by dialing:

North American callers: (877) 415-3181

International callers: +1 (857) 244-7324

Participant Passcode: 265 841 14

A replay of the webcast will be available approximately two hours after the conclusion of the live webcast, and will remain available on BioAmber’s website for 30 days.

About BioAmber

BioAmber (NYSE and EURONEXT Paris: BIOA) is a sustainable chemicals company. Its proprietary technology platform combines industrial biotechnology and chemical catalysis to convert renewable feedstock into chemicals for use in a wide variety of everyday products including plastics, resins, food additives and personal care products. For more information visit www.bio-amber.com

3	Page

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the timing of the completion of our planned facility, the use of yeast technology in the planned facility and projected monthly expenses. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber’s control. BioAmber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in BioAmber’s most recent registration statement on Form S-1 filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s limited operating history, the inability of the Company to execute on its manufacturing expansion strategy, including the construction of our planned facility in Sarnia, Ontario, the inability of the Company to comply with milestone covenants contained in certain of its agreements, the Company’s limited sales of bio-succinic acid to date, the Company’s inability to obtain additional financing, the Company’s inability to leverage its bio-succinic acid technology to develop and commercialize derivatives of bio-succinic acid and other bio-based building block chemicals, and a decrease in demand for bio-succinic acid, bio-based 1,4 BDO and other bio-succinic acid derivatives. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BioAmber Investor Contact

Michael Rice

LifeSci Advisors, LLC

1350 Avenue of the Americas 28th Floor

New York, NY 10019

646-597-6979

mrice@lifesciadvisors.com

4	Page

BioAmber Inc.

Consolidated Statements of Operations

(unaudited, in thousands of USD)

	Three Months Ended September 30,
	2013	2012

Product Revenues	866	473
Cost of Goods Sold	655	584

Gross Profit /(Loss)	211	(111)

Operating Expenses
Research and Development	2,760	4,791
Sales and Marketing	1,074	1,237
General and Administrative	2,296	4,713
Depreciation and Amortization	40	524
Foreign Exchange (Gain)/Loss	(111)	182

Operating Expenses	6,059	11,447

Operating Loss	5,848	11,558

Amortization of Deferred Financing Costs and Debt Discount	191	10
Financial Charges (Income)	2,906	—
Income Taxes	22	—
Losses from Equity Method Investment	—	85

Net Loss	8,967	11,653

Net Loss Attributable to:
BioAmber Inc. Shareholders	8,834	11,581
Non-controlling Interest	133	72

	8,967	11,653

Net Loss per Share Attributable to BioAmber Inc. Common Shareholder - Basic	0.48	1.12

Weighted-Average Common Shares Outstanding - Basic	18,419	10,332

5	Page

BioAmber Inc.

Non-GAAP Financial Information

(unaudited, in thousands of USD)	Three Months Ended September 30,
	2013	2012

Net Loss Attributable to BioAmber Inc. Common Shareholder	8,834	11,581
Deduct:
Warrant Revaluation	2,000	—
Financing Cost Associated with the 2012 Deferred IPO	—	3,083

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders	6,834	8,498

Adjusted Net Loss per Share Attributable to BioAmber Inc. Common Shareholder - Basic	0.37	0.82

Weighted Average Common Shares Outstanding - Basic	18,419	10,332

6	Page

BioAmber Inc.

Consolidated Balance Sheet Information

(unaudited, in thousands of USD)

	As of September 30, 2013	As of December 31, 2012
Assets
Current Assets:
Cash and Cash Equivalents	95,608	25,072
Accounts Receivable	574	596
Inventories	2,797	1,894
Prepaid Expenses and Other Current Assets	7,570	4,352

Total Current Assets	106,549	31,914
Property and Equipment, Net	6,711	3,651
Investment in Equity Method investment	710	725
Intangible Assets Including Goodwill	4,840	13,713

Total Assets	118,810	50,003

Liabilities
Current Liabilities:
Accounts Payable and Accrued Liabilities	5,421	4,875
Income Taxes Payable	1,078	983
Deferred Grants	3,584	3,711
Short-Term Portion of Long Term Debt	3,125	183

Total Current Liabilities	13,208	9,752
Long-term Debt	25,256	2,417
Warrants Financial Liability	6,400	—
Other Long Term Liabilities	71	37

Total Liabilities	44,935	12,206

Shareholders’ Equity	73,875	37,797

Total Liabilities and Shareholders’ Equity	118,810	50,003

7	Page

BioAmber Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands of USD)

	Three Months Ended September 30,
	2013	2012

Operating Activities
Net (Loss)	(8,967)	(11,653)
Adjustments to Reconcile Net Loss to Cash:
Stock Based Compensation	986	2,006
Depreciation and Amortization	40	524
Warrant Revaluation	2,000	—
Accretion of end of term charge	251	—
Amortization of Deferred Financing Costs	191	10
Change in Working Capital	144	(352)
Other	12	85

Net Cash Used in Operating Activities	(5,342)	(9,380)

Investing Activities
Acquisition of Property and Equipment	(2,494)	(2,257)

Net Cash Used in Investing Activity	(2,494)	(2,257)

Financing Activities
Deferred Financing Costs	19	—
Net Proceeds from Issuance of Common Shares	49	2,525

Net Cash Provided by Financing Activities	68	2,525

Foreign Exchange Impact on Cash	394	426
Increase/(Decrease) in Cash	(7,373)	(8,686)
Cash, Beginning of Period	102,981	35,622

Cash, End of Period	95,608	26,936

8	Page

ANNEX A: Non-GAAP Financial Information

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP measure that represents net loss attributable to BioAmber Inc. shareholders adjusted to exclude the non-operational income. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended September 30, 2013 excludes the change in the fair value of the warrants issued in connection with BioAmber’s initial public offering. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended September 30, 2012 excludes the impact of the financing costs associated with 2012 deferred IPO. BioAmber presents Adjusted Net Loss Attributable to BioAmber Inc. Shareholders as a supplemental measure of BioAmber’s performance. The above items are excluded from BioAmber’s Adjusted Net Loss Attributable to BioAmber Inc. Shareholders because these items are non-cash in nature, or because the amount and timing of these items are either unpredictable or not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. BioAmber believes Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a useful measure for analysts and investors to evaluate BioAmber’s future ongoing performance as this measure allows for a more meaningful comparison of BioAmber’s projected cash earnings and performance with its historical results from prior periods and to the results of its competitors. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders corresponds more closely to the cash operating income generated from BioAmber’s business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of BioAmber’s business.

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders has certain limitations in that it does not take into account the impact of certain expenses to BioAmber’s consolidated statements of operations. In evaluating Adjusted Net Loss Attributable to BioAmber Inc. Shareholders, you should be aware that in the future BioAmber may incur expenses similar to the adjustments in this presentation. BioAmber’s presentation of Adjusted Net Loss Attributable to BioAmber Inc. Shareholders should not be construed as an inference that BioAmber’s future results will be unaffected by unusual or non-recurring items. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is not a measurement of BioAmber’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

9	Page

The following is a reconciliation of Adjusted Net Loss Attributable to BioAmber Inc. Shareholders to GAAP Net Loss Attributable to BioAmber Inc. Shareholders (amounts in thousands of USD):

	Three Months Ended September 30,
	2013	2012

Net Loss Attributable to BioAmber Inc. Common Shareholder	8,834	11,581
Deduct:
Warrant Revaluation	2,000	—
Financing Cost Associated with 2012 deferred IPO Costs	—	3,083

Adjusted Net Loss attributable to BioAmber Inc. Shareholders	6,834	8,498

Adjusted Net Loss per Share Attributable to BioAmber Inc. Common Shareholder - Basic	0.37	0.82

Weighted Average Common Shares Outstanding - Basic	18,419	10,332

10	Page

Operating Expenses Adjusted for Non-Cash Items

Operating Expenses Adjusted for Non-Cash Items is a non-GAAP measure that represents Operating Expenses from our Consolidated Statements of Operations adjusted to exclude the non-cash items. BioAmber presents Operating Expenses Adjusted for Non-Cash Items as a supplemental measure of BioAmber’s performance. BioAmber believes Operating Expenses Adjusted for Non- Cash Items comparison with prior quarters is a useful supplemental measure for analysts and investors to assess the quarterly evolution of BioAmber’s operating cash burn during 2013.

Operating Expenses Adjusted for Non- Cash Items has certain limitations in that it does not take into account the impact of non-cash expenses to BioAmber’s consolidated statements of operations. Operating Expenses Adjusted for Non- Cash Items is not a measurement of BioAmber’s financial performance under GAAP and should not be considered as an alternative to operating expenses or any other performance measures derived in accordance with GAAP.

11	Page

The following is a reconciliation of the Operating Expenses Adjusted for Non-Cash Items to GAAP Operating expenses:

BioAmber Inc

Non-GAAP Financial Information

(unaudited, in thousands of USD)

	Three Months ended
	March 31, 2013	June 30, 2013	September 30, 2013

Operating Expenses
General and Administrative	2,338	2,292	2,296
Research and Development, Net	6,099	4,221	2,760
Sales and Marketing	1,095	1,652	1,074
Depreciation and Amortization	533	539	40
Impairment and Write-off of Property and Equipment and Intangible Asset	—	8,619	—
Foreign Exchange (Gain) Loss	(88)	(28)	(111)

Operating Expenses	9,977	17,295	6,059

Less: Non-cash Items:
Impairment and Write-off of Property and Equipment and Intangible Asset	—	8,619	—
Depreciation and Amortization	533	539	40
Stock-based Compensation	2,417	2,059	986

Operating Expenses Adjusted for Non-cash Items	7,027	6,078	5,033

Monthly Cash Operating Expenses	2,342	2,026	1,678

12	Page